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LINE OF CREDIT AGREEMENT BETWEEN CENTURY FINANCIAL GROUP, INC.  AND FIRST
INDEPENDENT COMPUTERS, INC.

     In consideration of Century Financial Group, Inc.'s, a Delaware corporation ('CFG'), agreement to grant to First Independent Computers, Inc., a Texas corporation ('FICI") ' a line of credit ("Line of Credit"); in consideration of the advances of principal CFG may make to FICI thereunder ("Advances"); and in consideration of FICI's agreement to repay the Advances pursuant to the terms set forth below, the parties agree as follows:

     1 . LINE OF CREDIT. The maximum amount of the Line of Credit from CFG to FICI will be _________), and at no time will CFG be required to make an Advance to FICI if, as a result, the aggregate outstanding principal amount of the Advances would exceed that amount. Subject to the foregoing, FICI may obtain an Advance from time to time as provided
in paragraph   2 below.

     2. ADVANCES. Advances will be made either through disbursements by CFG to FICI], by check or wire transfer, or through disbursement by CFG directly to FICI's vendor(s), upon FICI's instructions. If for any reason whatsoever, CFG makes an Advance to FICI in excess of the maximum amount of the Line of Credit, FICI will repay the excess based upon the repayment schedule set forth in paragraph 8, below, together with interest at the daily Periodic Rate applicable to the Line of Credit from time to time.

     3. SECURITY STATEMENTS. The parties hereby agree that the Line of Credit shall be secured by all assets of FICI.

FICI warrants to CFG that the property in which a security interest is granted is subject to no other liens, charges or encumbrances and that there are no fi6ancing statements on file regarding FICI that might create a lien on the property secured herein.

Upon default, as is defined within this agreement, CFG shall have the right to foreclose on this security.

FICI shall execute any and all financing statements or other documentation which are requested by CFG and which CFG believes is necessary to perfect its lien. FICI appoints CFG as its agent to file any and all financing statements which may be necessary or required to perfect CFG's security interest and FICI authorizes CFG to execute the same for FICI.

At Monthly Intervals ("Billing Cycle") as determined by CFG, CFG will send FICI a statement ('Billing Statement") which will show Advances made to FICI, the FINANCE CHARGE then accrued and unpaid, and other charges, payments and credits to the Account. The Billing Statement %Will also show the credit available under the Line of Credit as of its closing date. CFG need not send FICI A Billing Statement for any Billing Cycle in which no FINANCE CHARGE is imposed or if FICI's Account has a debit or credit balance of one dollar or less.

     4. FINANCE CHARGE. FICI agrees to pay CFG for each Billing Cycle as of the closing date shown on a Billing Statement a FINANCE CHARGE on the Daily Periodic Rate (as described in Section 5). The total FINANCE CHARGE for each Billing Cycle will be equal to the sum total of the FINANCE CHARGES for each day during the Billing Cycle. CFG will compute the FINANCE CHARGE for each day during the Billing Cycle by multiplying the Daily Periodic Rate times the Daily Balance (including current transactions) of the Account at the end of each day during the Billing Cycle. CFG will compute the 'Daily Balance ' by taking the balance of the Account (not including any FINANCE CHARGE accrued during that same Billing Cycle) at the beginning of each day during the Billing Cycle, adding any new Advances or charges, and subtracting any payments or credits. This will give the Daily Balance. FICI understands that under this method of calculating the Daily Balance, the FINANCE CHARGE will begin to accrue on each Advance or charge on the day it is made. There will be no Billing Cycle in which an Advance may be paid without accruing a FINANCE CHARGE.

     5. ANNUAL PERCENTAGE RATE AND DAILY PERIODIC RATE. The ANNUAL PERCENTAGE RATE and the Daily Periodic Rate for the Line of Credit will be a fixed interest rate. The Daily Periodic Rate for the Account is ._____%, which corresponds to an ANNUAL PERCENTAGE RATE of _________ percent.

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6.   EXCESS FINANCE CHARGE.  If for any reason whatsoever the FINANCE CHARGE applicable to the Line of Credit for any Billing Cycle exceeds any maximum interest rate then allowed by law, CFG will not charge FICI, and FICI will not pay the excess. However, CFG may add the excess to the FINANCE CHARGE due from FICI in any subsequent Billing Cycle(s), and FICI will pay CFG the excess, to the extent that as a result of doing so the FINANCE CHARGE for such Billing Cycle(s) would not exceed any maximum interest rate then allowed by law. FICI understands that the excess may be spread by CFG over any number of Billing Cycles.

     7. DRAW PERIOD FICI can obtain Advances for one year (the 'Draw Period"). The Draw Period may be extended from year to year, upon the request of FICI, but at the sole discretion of CFG.

     8. MINIMUM PERIODIC PAYMENTS FICI will pay CFG for each Billing Cycle a minimum payment. The minimum payment will consist of an amount equal to any accrued and unpaid FINANCE CHARGE as applicable, as of the closing date of each Billing Cycle. In addition to the foregoing, FICI will, on anniversary date of the Line of Credit, repay the entire amount outstanding, including principal, unpaid interest and any other unpaid charges, unless the Line of Credit is extended for an additional year by the parties per section 7, above. Upon the termination of the final term, FICI will repay the entire amount outstanding, including all outstanding principal, unpaid interest and any other unpaid charges.

     9. CREDITING OF PAYMENTS. CFG will apply each payment from FICI first, to any costs, expenses and indemnities due to it; then to any FINANCE CHARGE; and then, to the outstanding principal amount of the Advances.

     10, MANNER OF MAKING PAYMENTS. FICI will make all payments to CFG under this Agreement, at, 320 Walworth Lane, Eutawville, SC 29048, or at such other place as CFG may notify FICI in writing. Excep for payments due on demand or on termination as provided in this Agreement, FICI will make all payments by the payment due date stated in each Billing Statement.

     ii.  LATE CHARGE.  If FICI fails to pay the minimum payment as provided in
Section 7 above, within ten (10) days of the date when it is due, FICI will pay CFG a late charge (one time only for each such amount) equal to the grea ter of five dollars ($5.00) or five percent (5%) of the

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portion of the minimum payment due which FICI does not pay (WITH a maximum of
$100.00).

     12.      PREPAYMENT                     OR
ADVANCES. FICI may prepay the principal amount of the Advances at any time without penalty, subject to prior payment to CFG of all FINANCE CHARGES due, fees, costs, indemnities and other non-principal amounts then due to CFG.

     13. EVENTS OF DEFAULT. Each of the following shall constitute an 'Event of Default' for the purposes of this Agreement:

     (a) If FICI fails to make any payment under this Agreement when due (whether at stated maturity or upon acceleration or termination of this Agreement).

     (b) If FICI fails for any reason whatsoever, whether within or beyond its control, to comply with any other obligation under this Agreement.

     (c) If any warranty or representational statement made or furnished by FICI to CFG in connection v,/ith this Agreement proves to have been false or misleading when made or furnished in any material respect.

     (d) If a judgment or tax lien should be filed against FICI or any of its property, or an attachment or garnishment shall be issued against any of its property rights.

     (e) If FICI should be unable to pay its debts as they come due, become insolvent, make an assignment for the benefit of any of its creditors or file a petition in any bankruptcy or similar proceeding, or if any such petition shall be filed or proceeding commenced against it, or if any trustee or receiver shall be named for FICI or any of its property.

     If an Event of Default shall have occurred and be continuing, CFG need not make any further Advances to FICI. In addition, CFG may also, in its sole discretion, by a writing sent to FICI at its address for notices under this Agreement, demand immediate repayment from FICI of the outstanding principal amount OF the Advances, together with any accrued and unpaid FINANCE CHARGES, and other amounts owed to CFG under this Agreement. FICI waives all other protest, demand, presentment or notice whatsoever. CFG may also take such action as it may deem appropriate to exercise any other rights available to it under this Agreement or at law, all of which are cumulative. If CFG should engage an attorney to represent it in collecting any amounts due from FICI, FICI will pay CFG, upon demand, the expenses and REASONABLE fees of the attorney, together with any other costs CFG may incur in collecting any amounts due from FICI. Any amount which is due to CFG under this paragraph (including without limitation any principal or FINANCE CHARGE), and which FICI does not pay CFG on demand will bear interest, from the date when of demand until FICI makes payment in full at the highest rate then permitted by applicable law, but if no such rat ' e shall then exist, at the highest rate currently permitted by applicable law, or if no such rate currently exists, at the per annum rate of eighteen (18.0%) percent.

     14. NOTICE; CHANGE OF ADDRESS. FICI will send any notices to CFG under this Agreement, to its address set forth above, unless CFG notifies FICI otherwise in writing. In the absence of written notice from FICI notifying CFG that it has changed its address, CFG may send all the Billing Statements and notices to FICI under this Agreement to 3020 N.W. 33rd Avenue, Fort Lauderdale, Florida 33311.

     15. ASSIGNABILITY. FICI understands that it cannot assign to anyone its rights under this Agreement, nor delegate any of its obligations, without CFG's prior written consent, which CFG may grant or withhold in its sole discretion. If FICI tries to do so without CFG's prior written consent, the assignment or delegation will not be enforceable against CFG, and FICI will have committed an Event of Default. CFG may assign any of its rights and delegate any of its obligations under this Agreement without consent and without prior notice to FICI. In connection with any such assignment or delegation, CFG may provide to the other party involved any information it may have regarding FICI or the Line of Credit.

     16. WAIVER. CFG may accept late payments or partial payments, even though marked 'payment in full", without waiving any of its rights under this Agreement. No failure or delay by CFG in the exercise of any right shall operate as A waiver. No change or modification to the terms of this Agreement shall bind the parties absent CFG's written consent.

     17. APPLICABLE LAW. This Agreement is governed by Florida law, except that federal law shall apply to the extent it permits the parties to charge a higher interest rate. Each provision of this Agreement shall be interpreted so as to be effective and valid under Florida law, but if any provision is, or becomes, prohibited under Florida law, that provision shall be valid or enforceable to the fullest extent permitted by law, and the invalidity shall not affect the remaining

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provisions of this Agreement.

     18. OTHER TAXES. If any taxes other than federal or Florida income or franchise taxes based on CFG's net income should at any time apply to payments from FICI to CFG in respect to the Line of Credit or this Agreement (including taxes such as the Florida documentary excise tax), FICI will be responsible for the same and will reimburse CFG immediately upon demand for any amounts (including any penalty or interest) CFG pays in connection therewith, together with interest on such amounts until paid to it in full at the interest rate applicable to the Line of Credit from time to time. CFG may instead, in its sole discretion, treat any such amount due by FICI under this paragraph as an Advance to FICI under the Line of Credit.

     19. MISCELLANEOUS. This Agreement shall bind FICI and its assigns, successors, and heirs. Time is of the essence to the provisions of this Agreement. FICI agrees that CFG may bring any litigation arising in connection with this Agreement before any federal or state court in Broward County, Florida, without prejudice to its right to bring such litigation before any other competent court wherever located.

     20.       DELAY OF ENFORCEMENT.  CFG can delay enforcing any of its rights
under this Agreement without losing them.  For example:     CFG can extend the
time for making some payments without extending others. CFG shall be required to give FICI 2-days written notice before it enforces any right.

     21. FINANCIAL DISCLOSURE. CFG may request that FICI complete and deliver to CFG no later than each anniversary date of this Line of Credit an updated annual financial information disclosure form provided by CFG. Upon our request from time to time, FICI further agrees to update the information it has given CFG in connection with FICI's application for the Line of Credit and provide such additional information regarding its financial condition and business as CFG may request.

     22. RIGHT OF SET-OFF. FICI hereby authorizes CFG, to the fullest extent permitted by law, to set off and apply any and all sums (general or special, time or demand, provisional or final) at any time held, and other indebtedness at any time owing, by CFG to or for FICI's credit or account against any and all Advances, together with a FINANCE CHARGE due and other amounts owing to CFG under this Agreement. This right of set-off is in addition to any other right or remedies which CFG may have.

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23.  COPY RECEIVED.  By signing below, the parties agree to the terms of this
Agreement and acknowledge receipt of a fully completed copy of this Agreement.

     THE UNDERSIGNED, each with the express written authority to act on behalf of their respective corporations, hereby execute this Agreement this day of 1997.



CENTURY FINANCIAL GROUP, INC.


By:
   --------------------------------
                 , President (Seal)




FIRST INDEPENDENT COMPUTERS, INC.

By:
   --------------------------------
                   Kenneth A. Klotz
                   President (Seal)